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                                                                    Exhibit 99.1






To whom it may concern:

              The undersigned, George S. Blumenthal, hereby consents to being named as a designee to be elected as Chairman of the Board of Directors of the relevant registrant in the Registration Statements on Form S-4 of ATX Telecommunications Services, Inc. and CoreComm Merger Sub, Inc., all prospectuses related thereto and all subsequent amendments thereto.


                                       Yours Sincerely,


                                        /s/ George S. Blumenthal
                                       ------------------------------
                                       George S. Blumenthal